Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Autolus Therapeutics plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Ordinary shares, nominal value $0.000042 per share(2)	Rule 457(o)	-	N/A	$213,854,024(3)	$0.00014760	$31,564.86	-	-	-	-

Fees Previously Paid	-	-	-	-	-	-	-	-	-	-	-	-

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary shares, nominal value $0.000042 per share(2)	415(a)(6)	(3)	N/A	$136,145,976(3)			F-3	333-258556	August 5, 2021	$14,853.52

	Total Offering Amounts					$350,000,000(3)		$31,564.86

	Total Fees Previously Paid							-

	Total Fee Offsets							-

	Net Fee Due							$31,564.86

(1)	The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)

These ordinary shares are represented by ADSs, each of which represents one ordinary share of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-224837).

(3)

The registrant is registering ordinary shares having a proposed maximum aggregate offering price of up to $350,000,000 pursuant to this prospectus supplement. Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this prospectus supplement include $136,145,976 of unsold securities (the “Unsold Securities”) of the registrant that had been previously registered pursuant to the registration statement on Form F-3 (File No. 333-258556) initially filed on August 5, 2021 and declared effective on August 18, 2021 (the “Prior Registration Statement”). In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee of $14,853.52. The Unsold Securities were carried forward to the registrant’s automatic registration statement on Form S-3ASR filed on February 8, 2024 (Registration Statement No. 333-276942) (the “2024 Automatic Shelf”), to which this prospectus supplement relates, and such previously paid registration fee paid with the respect to the Unsold Securities will continued to be applied to the Unsold Securities carried forward to the 2024 Automatic Shelf. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement was deemed terminated as of the effectiveness of the 2024 Automatic Shelf.